UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2024
Proto Labs, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On October 21, 2024, the Board of Directors of Proto Labs, Inc. (the “Company”) approved a plan related to the Company's manufacturing facilities in Germany. The plan includes the closure of the Company's prototype injection molding manufacturing facility in Eschenlohe, Germany, and the discontinuation of Direct Metal Laser Sintering 3D printing services through its 3D printing facility in Putzbrunn, Germany. Affected employees in Germany will receive severance and other transition assistance that meet or exceed local requirements. The Company expects to substantially complete the plan within the next year.
The Company will continue offering all its manufacturing services to customers across Europe, including injection molding and metal 3D printing. These services will be fulfilled through internal manufacturing facilities and a network of manufacturing partners, consistent with the Company's recently announced global operations organization.

The approved plan is expected to lead to total restructuring charges in the range of $4.5 million to $6.0 million, consisting of approximately $2.5 million to $3.5 million in severance and other employee-related costs, and $2.0 million to $2.5 million in fixed asset and facility related write-down expenses. The company expects to incur approximately $4.0 million of the total restructuring charge in the fourth quarter of 2024, with the remaining charge to be incurred throughout the remainder of the restructuring process.
The total cash expenditures associated with the plan are expected to be in the range of $3.0 million to $4.0 million, consisting primarily of severance and other employee related costs.

Item 2.06.	Material Impairments.
To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. To the extent permitted under applicable law, the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	October 25, 2024	By:	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer